UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2006

NOVT Corporation

(Exact name of registrant as specified in its charter)

Florida	0-20727	59-2787476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4350 International Blvd.
Norcross, GA	30093
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 717-0904

Novoste Corporation

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Amendment to Letter Agreement with Daniel G. Hall

On March 9, 2006, Novoste Corporation (the “Company”) entered into a third amendment (the “Hall Third Amendment”) to the Letter Agreement, dated as of November 11, 2005, between the Company and Daniel G. Hall, the Company’s Vice President, Secretary and General Counsel, as previously amended pursuant to First Amendment to Letter Agreement (the “Hall First Amendment”), dated as of January 3, 2006 and Second Amendment to Letter Agreement (the “Hall Second Amendment”), dated as of January 30, 2006 (as amended, the “Hall Letter Agreement”). The entry into the Hall Letter Agreement (as amended by the Hall First Amendment and the Hall Second Amendment), which provided that Mr. Hall would continue to be employed by the Company through February 28, 2006 and that Mr. Hall would receive salary and certain other payments from the Company, was previously reported in Current Reports on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on November 17, 2005, January 6, 2006 and January 30, 2006.

The Hall Third Amendment provides for the extension of Mr. Hall’s employment by the Company through March 31, 2006, at which time his employment with the Company will terminate. The Hall Third Amendment further provides that during such extended period, Mr. Hall will be entitled to receive his base salary at the rate currently in effect and all accompanying benefits of employment, plus an incentive retention payment of $16,250 payable on March 31, 2006 unless Mr. Hall terminates his employment with the Company prior to such date.

The above description of the Hall Third Amendment is qualified in its entirety by reference to the Hall Third Amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1, and is incorporated herein by reference. Other than as set forth in the Hall Third Amendment, all other terms and conditions of the Hall Letter Agreement remain unchanged and in full force and effect.

Amendment to Letter Agreement with Subhash C. Sarda

On March 9, 2006, the Company entered into a first amendment (the “Sarda First Amendment”) to the Letter Agreement, dated as of November 11, 2005, between the Company and Subhash C. Sarda, the Company’s Chief Financial Officer (the “Sarda Letter Agreement”). The entry into the Sarda Letter Agreement, which provided that Mr. Sarda would continue to be employed by the Company through February 28, 2006 and that Mr. Sarda would receive salary and certain other payments from the Company, was previously reported in a Current Report on Form 8-K filed with the SEC on November 17, 2005.

The Sarda First Amendment provides for the extension of Mr. Sarda’s employment by the Company through March 31, 2006, at which time his employment with the Company will terminate. The Sarda First Amendment further provides that during such extended period, Mr. Sarda will be entitled to receive his base salary at the rate currently in effect and all accompanying benefits of employment, plus an incentive retention payment of $15,000 payable on March 31, 2006 unless Mr. Sarda terminates his employment with the Company prior to such date; provided, however, that if there is a change in control in the board of directors as defined in the Sarda First Amendment, Mr. Sarda shall be entitled to the immediate payment of such amount.

The above description of the Sarda First Amendment is qualified in its entirety by reference to the Sarda First Amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.2, and is incorporated herein by reference. Other than as set forth in the Sarda First Amendment, all other terms and conditions of the Sarda Letter Agreement remain unchanged and in full force and effect.

In connection with the continued employment of Mr. Sarda, the Company entered into an interim executive services agreement on March 9, 2006 (the “Services Agreement”) with Tatum, LLC (“Tatum”), an executive services and consulting firm. Mr. Sarda became a partner of Tatum in December 2005. Pursuant to the Services Agreement, the Company will pay directly to Tatum a fee of $2,770 on a bi-weekly basis for the period March 1 through March 31, 2006 (or such longer period as Mr. Sarda may be employed by the Company) as full compensation for the resources provided by Tatum to the Company. All compensation paid to Mr. Sarda pursuant to his employment by the Company as described above is paid directly by the Company to Mr. Sarda. This description of the Services Agreement is qualified in its entirety by reference to the Services Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.3, and is incorporated herein by reference.

Item. 2.01. Completion of Acquisition or Disposition of Assets.

On March 9, 2006, the Company completed the sale of substantially all of the assets of its vascular brachytherapy (VBT) business to Best Vascular, Inc. (“Best Vascular”), pursuant to the Amended and Restated Asset Purchase Agreement, dated as of October 12, 2005, among the Company, Best Vascular and Best Medical International, Inc. (“BMI”), as amended (the “Amended and Restated Asset Purchase Agreement”). The proposed asset transaction was approved by the Company’s shareholders at a meeting held on March 7, 2006. Best Vascular is a privately held Delaware corporation formed for the purpose of acquiring and operating the VBT business. Pursuant to the Amended and Restated Asset Purchase Agreement, BMI agreed to guarantee the full and faithful performance by Best Vascular of all agreements of Best Vascular set forth in the agreement. BMI is a privately held Virginia corporation which is an affiliate of Best Vascular. BMI is headquartered in Springfield, Virginia and is engaged in the design, distribution and manufacture of radiation products for the oncology, urology, neurology and gynecology markets.

The assets of the Company sold include the patents and other intellectual property, the inventory and equipment, furniture, records, sales materials, and various agreements and contracts in each case associated with the VBT business. The assets sold do not include cash and cash equivalents and certain other assets not related to the VBT business.

The consideration for the sale of assets is the assumption by Best Vascular of the Company’s liabilities described below:

•	liabilities incurred or arising after the closing from that certain patent infringement litigation filed against the Company by Calmedica, LLC pending in the United States District Court for the Northern District of Georgia and the United States District Court for the Northern District of Illinois in consideration of a cash payment of $350,000 by the Company to Best Vascular;

•	liabilities incurred or arising before or after the closing under the Company’s supply agreement dated October 14, 1999, with AEA Technology-QSA, GmbH, such as obligations to decontaminate and decommission equipment;

•	liabilities incurred or arising after the closing under certain royalty agreements and other agreements between the Company and various third parties;

•	liabilities arising after the closing for utility payment obligations with respect to the Company’s leased facilities at 4350 International Boulevard, Norcross, Georgia; and

•	liabilities arising after the closing from the use or ownership of the VBT business assets.

In addition, Best Vascular acquired the Company’s accounts receivable and assumed the Company’s trade accounts payable related to the VBT business at the closing, subject to a reconciliation and true-up procedure. Taking into account the assumption of such accounts receivable and accounts payable, the payment obligation of the Company of $350,000 to Best Vascular in connection with its assumption of the Calmedica litigation described above, and various other adjustments contemplated by the Amended and Restated Asset Purchase Agreement, the Company made a total payment of approximately $67,200 to Best Vascular at the closing.

As part of the transaction, the Company amended its amended and restated articles of incorporation to change the name of the Company from “Novoste Corporation” to “NOVT Corporation.” In addition, the Company, Best Vascular and BMI entered into a letter agreement addressing various transition issues (the “Transition Letter Agreement”), including shared use of office space, use of computers and communications systems, and certain other transition-related matters.

The foregoing description of the Amended and Restated Asset Purchase Agreement and the asset sale transaction do not purport to be complete and are qualified in their entirety by reference to the Amended and Restated Asset Purchase Agreement, filed with the SEC on a Current Report on Form 8-K on October 13, 2005 as Exhibit 2.1. The above description of the Transition Letter Agreement is qualified in its entirety by reference to the Transition Letter Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.4, and is incorporated herein by reference. A copy of the press release, dated March 9, 2006, issued by the Company and Best Vascular announcing the completion of the asset sale transaction is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) Pursuant to the Hall Third Amendment described above under Item 1.01, Mr. Hall and the Company agreed that Mr. Hall’s employment with the Company would terminate effective March 31, 2006. Pursuant to the Sarda First Amendment described above under Item 1.01, Mr. Sarda and the Company agreed that Mr. Sarda’s employment with the Company would terminate effective March 31, 2006.

Item 9.01. Financial Statements and Exhibits.

(b) Pro forma financial information

The unaudited pro forma consolidated balance sheet of the Company and its subsidiaries as of September 30, 2005 and unaudited pro forma income statements of the Company and its subsidiaries for the year ended December 31, 2004 and the nine months ended September 30, 2005, which were derived from the historical financial statements of the Company and its subsidiaries for the year ended December 31, 2004, and the historical financial statements for the nine months ended September 30, 2005, adjusted to illustrate the effect of the sale of the Company’s VBT business to Best Vascular as if this sale occurred on September 30, 2005 with respect to the pro forma consolidated balance sheet, and January 1, 2004 with respect to the pro forma consolidated statement of operations, are set forth on pages 94 to 99 of the Company’s definitive proxy materials filed with the SEC on February 3, 2006 with respect to the Company’s special meeting of shareholders held on March 7, 2006 and are incorporated herein by reference.

(c) Exhibits

2.1	Amended and Restated Asset Purchase Agreement, dated as of October 12, 2005, by and among Novoste Corporation, Best Vascular, Inc. and Best Medical International, Inc. (Incorporated herein by reference to Exhibit 2.1 of the Current Report on Form 8-K filed by the Company with the SEC on October 13, 2005).

2.2	Amendment No. 1 to Amended and Restated Asset Purchase Agreement, dated as of November 30, 2005, by and among Novoste Corporation, Best Vascular, Inc. and Best Medical International, Inc. (Incorporated herein by reference to Exhibit 2.1 of the Current Report on Form 8-K filed by the Company with the SEC on December 5, 2005).

2.3	Amendment No. 2 to Amended and Restated Asset Purchase Agreement, dated as of January 27, 2006, by and among Novoste Corporation, Best Vascular, Inc. and Best Medical International, Inc. (Incorporated herein by reference to Exhibit 2.1 of the Current Report on Form 8-K filed by the Company with the SEC on January 30, 2006).

10.1	Third Amendment to Letter Agreement, dated March 9, 2006, between Novoste Corporation and Daniel G. Hall.

10.2	First Amendment to Letter Agreement, dated March 9, 2006, between Novoste Corporation and Subhash C. Sarda.

10.3	Interim Executive Services Agreement, dated March 9, 2006, between Novoste Corporation and Tatum, LLC.

10.4	Letter Agreement, dated March 9, 2006, among Novoste Corporation, Best Vascular, Inc. and Best Medical International, Inc.

99.1	Press Release, dated March 9, 2006, announcing completion of the asset sale transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVOSTE CORPORATION

By:	/s/ Daniel G. Hall
Daniel G. Hall
Vice President, Secretary and General
Counsel

Date: March 15, 2006

EXHIBIT INDEX

2.1	Amended and Restated Asset Purchase Agreement, dated as of October 12, 2005, by and among Novoste Corporation, Best Vascular, Inc. and Best Medical International, Inc. (Incorporated herein by reference to Exhibit 2.1 of the Current Report on Form 8-K filed by the Company with the SEC on October 13, 2005).

2.2	Amendment No. 1 to Amended and Restated Asset Purchase Agreement, dated as of November 30, 2005, by and among Novoste Corporation, Best Vascular, Inc. and Best Medical International, Inc. (Incorporated herein by reference to Exhibit 2.1 of the Current Report on Form 8-K filed by the Company with the SEC on December 5, 2005).

2.3	Amendment No. 2 to Amended and Restated Asset Purchase Agreement, dated as of January 27, 2006, by and among Novoste Corporation, Best Vascular, Inc. and Best Medical International, Inc. (Incorporated herein by reference to Exhibit 2.1 of the Current Report on Form 8-K filed by the Company with the SEC on January 30, 2006).

10.1	Third Amendment to Letter Agreement, dated March 9, 2006, between Novoste Corporation and Daniel G. Hall (including form of Consulting Agreement).

10.2	First Amendment to Letter Agreement, dated March 9, 2006, between Novoste Corporation and Subhash C. Sarda.

10.3	Interim Executive Services Agreement, dated March 9, 2006, between Novoste Corporation and Tatum, LLC.

10.4	Letter Agreement, dated March 9, 2006, among Novoste Corporation, Best Vascular, Inc. and Best Medical International, Inc.

99.1	Press Release, dated March 9, 2006, announcing completion of the asset sale transaction.